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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35034, 333-48989, 333-75047) of MAPICS, Inc.,
of our report dated October 27, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
December 22, 2000